                    POWER OF ATTORNEY / CONFORMING STATEMENT

        This Statement confirms that the undersigned, has authorized and designated Melanie J. Dressel, Cathleen Dent and Kumi Baruffi, each with the full power to act alone, to execute and file on the undersigned's behalf, all
Form's 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Columbia
Banking System, Inc. The authority of Melanie J. Dressel, Cathleen Dent and Kumi
Baruffi under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his/her ownership of or transactions in securities of Columbia Banking System, Inc., unless earlier revoked in writing. The undersigned acknowledges that none of Columbia Banking
System, Inc., Melanie J. Dressel, Cathleen Dent or Kumi Baruffi is assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities and Exchange Act of 1934.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to the reporting requirements of the Securities
Exchange Act of 1934 and the rules thereunder, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 30, 2015

                                        Signature: /s/ Barry Ray
                                                 -------------------------------
                                                  Barry Ray